Exhibit 5.1

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 www.dykema.com Tel: (248) 203-0700 Fax: (248) 203-0763
October 27, 2009
Citizens Republic Bancorp, Inc.
328 S. Saginaw Street
Flint, Michigan 48502

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as counsel to Citizens Republic Bancorp, Inc., a Michigan corporation (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) to which this opinion is attached. The Registration Statement relates to the offering, from time to time, as set forth in the two prospectuses contained in the Registration Statement (each a “Prospectus”), and as to be set forth in one or more supplements to the Prospectuses (each a “Prospectus Supplement”), of the Company’s:
•	common stock, without par value (the “Common Stock”);

•	preferred stock, without par value (the “Preferred Stock”);

•	depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”);

•	senior debt securities (the “Senior Debt Securities”) to be issued in one or more series under the senior indenture (the “Senior Indenture”);

•	senior subordinated debt securities (the “Senior Subordinated Debt Securities”) to be issued in on or more series under the senior subordinated indenture (the “Senior Subordinated Indenture”);
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Citizens Republic Bancorp, Inc.
October 27, 2009

•	junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”) to be issued in one or more series under the junior subordinated indenture (the “Junior Subordinated Indenture” and, together with the Senior Indenture and Senior Subordinated Indenture, the “Indentures”);

•	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities or other securities (the “Warrants”);

•	contracts to purchase shares of Common Stock, Preferred Stock or Debt Securities or other securities (the “Stock Purchase Contracts”);

•	units, each comprised of Common Stock, Preferred Stock, Debt Securities, Warrants and/or a Stock Purchase Contract (the “Units”); and

•	guarantees of preferred securities of certain affiliated trust entities (“Guarantees”)
(the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts, Units and Guarantees are referred to herein collectively as the “Securities”). The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $700,000,000.
We have relied as to certain matters on information obtained from public officials and officers of the Company. In addition, we have been advised by the Company that:
A. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors or an authorized committee thereof, or in an amendment to the Company’s amended and restated articles of incorporation as in effect at such time (the “Articles”) to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to a Registration Statement amendment to be filed after the date of this opinion (a “Post-Effective Amendment Exhibit”) or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective (a “Post-Effective 8-K Exhibit”);
B. The Depositary Shares may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company, such depositary as shall be named therein, and the holders from time to time of Depositary Receipts issued under that Deposit Agreement, which Deposit Agreement will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
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Citizens Republic Bancorp, Inc.
October 27, 2009

C. The Senior Debt Securities may be issued pursuant to the Senior Indenture between the Company and a trustee to be named in a supplemental indenture, the form of such Senior Indenture being filed as an exhibit to the Registration Statement and any supplemental indenture will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
D. The Senior Subordinated Debt Securities may be issued pursuant to the Senior Subordinated Indenture between the Company and a trustee to be named in a supplemental indenture, the form of such Senior Subordinated Indenture being filed as an exhibit to the Registration Statement and any supplemental indenture will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
E. The Junior Subordinated Debt Securities may be issued pursuant to the Junior Subordinated Indenture between the Company and a trustee to be named in a supplemental indenture, the form of such Junior Subordinated Indenture being filed as an exhibit to the Registration Statement and any supplemental indenture will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
F. Warrants may be issued pursuant to one or more warrant agreements to be entered into between the Company and the purchaser or a trust or bank as warrant agent (each, a “Warrant Agreement”), and each Warrant Agreement (or a form thereof) will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
G. Stock Purchase Contracts offered and sold under the Registration Statement will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
H. Units may be issued pursuant to a unit agreement (“Unit Agreement”), which will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit;
I. Guarantees will be filed either as a Post-Effective Amendment Exhibit or a Post-Effective 8-K Exhibit.
In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws
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Citizens Republic Bancorp, Inc.
October 27, 2009

and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) a definitive purchase, underwriting, agency or similar agreement (a “Transaction Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Securities will have been issued for the consideration contemplated by, and otherwise in conformity with, the applicable Authorizing Resolutions (defined below) and the applicable Transaction Agreement approved by the Board of Directors or an authorized committee thereof and the Company will have received such consideration; (x) after the sale of shares of Common Stock or Preferred Stock under the Registration Statement, the total issued shares will not exceed the number authorized in the Company’s Articles; and (xii) the certificates or Depositary Receipts representing the Securities will be duly executed and delivered. “Authorizing Resolutions” means resolutions duly adopted by the Company’s Board of Directors or an authorized committee thereof authorizing the issuance of the Securities and related matters.
We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
     1. The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Authorizing Resolutions specifically authorize the issuance of such Common Stock in exchange for a consideration that the Board of Directors or an authorized committee thereof determines as adequate; (ii) the terms of the offer, issuance and sale of the Common Stock have been duly established in conformity with the Company’s Articles and the Company’s amended and restated bylaws as then in effect (the “Bylaws”) and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with and to the extent necessary under the Bylaws and applicable law.
     2. The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions; (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law; (iii) an appropriate certificate of designation approved by the Company’s Board of Directors or an authorized committee thereof, or an amendment to the Company’s Articles approved by the Company’s Board of Directors and shareholders, has been filed with the Department of Energy, Labor and Economic Growth, Bureau of Commercial Services, of the State of Michigan (the “DELEG”); (iv) the terms of the
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Citizens Republic Bancorp, Inc.
October 27, 2009

offer, issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s Articles and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) certificates evidencing the shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with and to the extent necessary under the Bylaws and applicable law.
     3. The Depositary Shares, when sold in accordance with the Deposit Agreement, will be validly issued, fully paid and nonassessable, provided that (i) such Depositary Shares, the sale thereof and the terms and form of the Deposit Agreement between the Company and an entity (the “Depositor”) selected by the Company to act as a depositary and to authorize the sale of such Depositary Shares and the issuance of related Depositary Receipts in each case are specifically authorized by Authorizing Resolutions; (ii) the terms of such Depositary Agreement and of the sale of the Depositary Shares do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) any such Deposit Agreement shall have been duly authorized, executed and delivered; (iv) the shares of the applicable series of Preferred Stock have been duly issued in accordance with the terms of the applicable Transaction Agreement approved by the Board of Directors or an authorized committee thereof and delivered to and paid for by the purchasers thereof; (v) Depositary Receipts evidencing such Depositary Shares are issued in accordance with the provisions of the Deposit Agreement against the deposit of the shares of the applicable series of Preferred Stock; and (vi) the final terms of the particular series of Preferred Stock to be issued in connection therewith have been duly established and approved by Authorizing Resolutions and an appropriate certificate of designation approved by the Company’s Board of Directors or an authorized committee thereof has been filed with the DELEG.
     4. The Debt Securities, when issued and sold in accordance with the applicable Indenture and any applicable Transaction Agreement will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities, the sale thereof and the related Indenture and all supplemental indentures, are specifically authorized by Authorizing Resolutions; (ii) the applicable Indenture and any related supplemental indentures conform with applicable law; (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture (as amended by any supplemental indentures), the Company’s Articles and Bylaws and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Indenture and any supplemental indenture in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto and such Debt Securities have been duly executed and
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Citizens Republic Bancorp, Inc.
October 27, 2009

authenticated in accordance with the applicable Indenture; (v) the Debt Securities have been duly delivered to the purchasers thereof; and (vi) a Form T-1 has been filed with the SEC with respect to the trustee executing any Indenture or any supplemental indenture to such Indenture.
     5. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants, the related Warrant Agreement(s) and the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants are specifically authorized by Authorizing Resolutions; (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by each party thereto; (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement(s); (iv) the Warrant Agreement(s) and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the applicable Authorizing Resolutions and the Warrant Agreement(s).
     6. The Stock Purchase Contracts or Units when sold will constitute valid and legally binding obligations of the Company, provided that (i) such Stock Purchase Contracts or Units, the sale thereof and the related Stock Purchase Contracts or Unit Agreement, are specifically authorized for sale by Authorizing Resolutions; (ii) the terms of such Stock Purchase Contracts or Units and of their sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Stock Purchase Contracts or Unit Agreement shall have been duly authorized, executed and delivered by each party thereto.
     7. The Guarantees will constitute valid and legally binding obligations of the Company, provided that (i) such Guarantees, including the terms and conditions thereof and upon which the Guarantees are to be issued, are specifically authorized by Authorizing Resolutions; (ii) the guarantee agreement between the Company and a bank or trust company, as guarantee trustee relating to the Guarantees (the “Guarantee Agreement”), has been duly authorized, executed and delivered by each party thereto; (iii) the Guarantees and the related Guarantee Agreement do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the trust(s) issuing the Securities to which such Guarantees relate have been duly authorized, executed and delivered and are in existence; and (v) and the Securities to which such Guarantees relate have been duly authorized, executed and delivered.
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Citizens Republic Bancorp, Inc.
October 27, 2009

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
The foregoing opinions are limited to the laws of the state of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.
It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect. This opinion may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) all necessary updated options.
The Company has received an opinion regarding the trust preferred securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Company and its funding trusts. We are expressing no opinion with respect to the matters contained in such opinion.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the
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Citizens Republic Bancorp, Inc.
October 27, 2009

categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Sincerely,
/s/ Dykema Gossett pllc
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